UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 18, 2011

CASABLANCA MINING LTD.
(Name of small business issuer specified in its charter)

Nevada	000-53558	80-0214005
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

9880 Magnolia Ave. Suite 176
Santee, CA  92071
(Address of principal executive offices)

 (former name or former address, if changed since last report)

619-717-8047
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

Effective November 18, 2011, Adolfo Carmona resigned as Chief Operating Officer of Casablanca Mining Ltd. (the “Company”) and President of the Company’s wholly owned subsidiary, Santa Teresa Minerals, S.A (“Santa Teresa”).

Effective December 1, 2011, Gonzalo Troncoso will be Chief Financial Officer of the Company and President of Santa Teresa Minerals.

Mr. Troncoso, age 49, has over 25 years of management experience in the US, Europe and Latin America.  From 1986 to 1997 Mr. Troncoso served as Vice President - Finance and Chief Financial Officer for SRC International, an energy services conglomerate.  From 1998 to 2001 Mr. Troncoso worked as Vice President -- Finance at Anixter International (NYSEG:AXE) and PSINet (NASDAQ:PSIX).  In 2001, Mr. Troncoso joined Interland (NASDQ:INLD) where he served as Vice President- Finance and Administration until 2004 and as Chief Financial Officer until 2007.  From 2007 to 2009 Mr. Troncoso was the Chief Financial Officer and President of Web Services of Web.com (NASDAQ:WWWW).  Since 2009, Mr. Troncoso has been engaged in several start-ups in the Internet and energy service industries.

Mr. Troncoso has a B.B.A. in Accounting from Universidad Javeriana in Colombia, South America and an M.B.A. in Finance and International Marketing from St. Joseph’s University in Philadelphia, PA.  Mr. Troncoso is bilingual in English and Spanish.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

Exhibit	Description

99.1	Press Release, dated November 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2011	CASABLANCA MINING LTD.

	By:	/s/ Trisha Malone
Trisha Malone
Chief Financial Officer